                                                                      EXHIBIT 12

                           SCOTSMAN INDUSTRIES, INC.

                       RATIO OF EARNINGS TO FIXED CHARGES

                                         NINE MONTHS ENDED                        FISCAL YEAR ENDED
                                        --------------------    ------------------------------------------------------
                                        OCT. 3,    SEPT. 27,    JAN. 3,    DEC. 29,    DEC. 30,    DEC. 31,    JAN. 1,
                                         1993        1993        1993        1991        1990        1989       1989
                                        -------    ---------    -------    --------    --------    --------    -------
Earnings:
  Pre-Tax Income:....................   $12,892     $10,230     $10,185     $  936     $ 12,320    $ 13,737    $20,075
  Fixed Charges:.....................     3,729       4,150       5,378      6,865        8,511       6,702      2,483
                                        -------    ---------    -------    --------    --------    --------    -------
    Earnings:........................    16,621      14,380      15,563      7,801       20,831      20,449     22,558
                                        -------    ---------    -------    --------    --------    --------    -------
                                        -------    ---------    -------    --------    --------    --------    -------
Fixed Charges:
  Interest Expense(1)................     3,392       3,725       4,811      6,332        8,011       6,235      2,083
  Interest on Operating Leases(2)....       337         425         567        533          500         467        400
                                        -------    ---------    -------    --------    --------    --------    -------
    Fixed Charges:...................     3,729       4,150       5,378      6,865        8,511       6,702      2,483
                                        -------    ---------    -------    --------    --------    --------    -------
                                        -------    ---------    -------    --------    --------    --------    -------
Ratio of Earnings to Fixed
  Charges:...........................      4.46        3.47        2.89       1.14         2.45        3.05       9.08

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(1) Includes interest on capital lease obligations.

(2) Represents one third of operating lease expense as being representative of the interest component included in such costs.